UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2014

JAGGED PEAK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-31715	91-2007478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 250, Tampa, Florida 33607

(Address of principal executive offices – zip code)

            (813) 637-6900

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications

ITEM 8.01 Other Events.

On September 8, 2014, Jagged Peak, Inc. (OTCBB: JGPK) issued a press release announcing that on September 5 it entered into a $2 million term loan with Fifth Third Bank. In addition, Jagged Peak amended its $5 million senior credit facility with Fifth Third Bank to extend its maturity from August 2015 to September 2016.

The term loan provides for $2 million at an interest rate of LIBOR plus 2.5%. The term loan matures in September 2018. The senior credit facility provides a revolving line of credit with a maturity of two years and a maximum borrowing capacity of $5 million.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

99.1    Press release dated September 8, 2014.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGGED PEAK, INC.

By:	/s/ Albert Narvades
Name:	Albert Narvades

Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)

Date: September 8, 2014